Exhibit 99.2

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE IMMUNITYBIO, INC. SHAREHOLDER DERIVATIVE LITIGATION

STIPULATION AND SETTLEMENT AGREEMENT

Lead Case No.: 3:24-cv-02014-GPC-VET

(Consolidated with

3:25-cv-00416-GPC-VET

3:25-cv-00423-GPC-VET)

Judge: Hon. Gonzalo P. Curiel

Magistrate Judge: Hon. Valerie E. Torres

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This Stipulation and Settlement Agreement (the “Stipulation”) is made and entered into as of May 19, 2025, by and among: (i) plaintiffs Gary Van Luven (“Van Luven”), Angelo Barbieri (“Barbieri”), and Bong Shin (“Shin”) (the “Plaintiffs”) and demand-made shareholders Roland Davies (“Davies”) and Chris Pallas (“Pallas”) (and together with Plaintiffs, the “Shareholders”), derivatively on behalf of ImmunityBio, Inc. (“ImmunityBio” or the “Company”); (ii) nominal defendant ImmunityBio, a Delaware corporation; and (iii) individual defendants Patrick Soon-Shiong, Richard Adcock, Cheryl L. Cohen, Michael D. Blaszyk, John Owen Brennan, Linda Maxwell, Wesley Clark, Christobel Selecky, Barry J. Simon, and David C. Sachs (the “Individual Defendants,” together with ImmunityBio, the “Defendants,” and together with ImmunityBio and the Shareholders, the “Parties”).1

The Parties, by and through their undersigned attorneys, have reached an agreement for the settlement of claims asserted or that could have been asserted in in the above-captioned consolidated shareholder derivative matters—Van Luven v. Soon-Shiong, et al., No. 3:24-cv-02014 (S.D. Cal.), Barbieri v. Soon-Shiong, et al., No. 3:25-cv-00416 (S.D. Cal.), and Shin v. Soon-Shiong, et al., No. 3:25-cv-00423 (S.D. Cal.) (the “Derivative Actions”)—and the related claims and allegations set forth in respective pre-suit stockholder demands made under Delaware law by Roland Davies and Chris Pallas (the “Demands,” collectively with the Derivative Actions, the “Derivative Matters”) on the terms set forth below (the “Settlement”), and subject to Court approval pursuant to Rule 23.1 of the Federal Rules of Civil Procedure (“Rule 23.1”). This Stipulation is intended to fully, finally, and forever compromise, resolve, discharge, and settle all Released Claims (defined below), and to result in the dismissal of the Derivative Actions with prejudice as against the Released Persons (defined below).

1 Defendants in the Van Luven, Barbieri, and Shin actions are the same, with the exception of Wesley Clark, John Owen Brennan, and Barry J. Simon, who are not named as defendants in the Barbieri action.

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I.	The Derivative Matters

A. Background

ImmunityBio is a vertically integrated biotechnology company developing next-generation therapies and vaccines that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s lead biologic product, Anktiva, is a novel first-in-class IL-15 agonist antibody-cytokine fusion protein. In May 2023, the Company announced that the FDA had rejected its BLA for Anktiva, not because of any problems with Anktiva’s safety and efficacy, but because of cGMP deficiencies identified during a pre-license inspection of its CMOs. On April 22, 2024, upon the Company’s submission of a second BLA, the FDA approved Anktiva with BCG for the treatment of BCG-unresponsive non-muscle invasive bladder cancer with carcinoma in situ.

The Derivative Matters allege that from March 10, 2021 to May 10, 2023, the Individual Defendants–all of whom are current or former Company officers and/or members of the Company’s Board of Directors (the “Board”)–breached their fiduciary duties to the Company and its shareholders and committed other alleged misconduct by failing to conduct adequate oversight and making or causing the Company to make false and misleading statements that failed to disclose: (1) current Good Manufacturing Practices (“cGMP”) deficiencies at the Company’s third-party contract manufacturing organizations (“CMOs”) for Anktiva; (2) that one or more of the Company’s CMOs for Anktiva did in fact suffer from cGMP deficiencies; (3) that the foregoing deficiencies were likely to cause the U.S. Food and Drug Administration (the “FDA”) to reject the Company’s Biologics License Application (“BLA”) for Anktiva; and (4) that the Company overstated the regulatory approval prospects for the Anktiva BLA. The Derivative Matters allege that, as a result of the foregoing, the Company’s stock price declined, precipitating the filing of a related federal securities fraud class action lawsuit in this Court captioned In re ImmunityBio, Inc. Securities Litigation, No. 23-cv-01216 (S.D. Cal.) by a class of

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ImmunityBio investors against the Company and certain of its officers (the “Securities Class Action”).2

B. Procedural History

On February 9, 2024, Davies issued a demand to ImmunityBio to inspect the Company’s books and records pursuant to 8 Del. C. § 220 (“Section 220”) in connection with the alleged misconduct described above. Thereafter, pursuant to a confidentiality agreement, the Company produced non-public, Board-level, internal corporate documents totaling over 600 pages to Davies that were responsive to his Section 220 inspection demand (the “220 Documents”). After reviewing and analyzing the 220 Documents, on September 17, 2024, Davies served the Board with a pre-suit demand under Delaware law requesting that the Board commence an investigation into the wrongdoing described above and alleged in the Derivative Matters, and/or file a lawsuit against the Individual Defendants regarding the same.

On September 24, 2024, Pallas made a substantially similar demand to inspect the Company’s books and records pursuant to Section 220 in connection with the misconduct described above and alleged in the Derivative Matters. Thereafter, pursuant to a confidentiality agreement, the Company produced the 220 Documents to Pallas.

On October 29, 2024, plaintiff Van Luven filed in this Court a stockholder derivative complaint on behalf of nominal defendant ImmunityBio against the Individual Defendants, asserting claims for violation of the Securities Exchange Act of 1934 (“Exchange Act”), for breach of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law (the “Van Luven Action”). On February 25, 2025, plaintiff Barbieri filed a substantially similar stockholder derivative complaint in this Court on behalf of nominal

2 On June 20, 2024, the Court entered an Order granting in part and denying in part the defendants’ motion to dismiss the Securities Class Action. On March 17, 2025, the Court granted a motion for preliminary approval of a proposed $10.5 million settlement of the Securities Class Action. A final settlement approval hearing for the proposed Securities Class Action settlement is set for June 13, 2025.

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defendant ImmunityBio against certain of the Individual Defendants for breach of fiduciary duty and unjust enrichment under Delaware law, and for violations of the Exchange Act (the “Barbieri Action”). On February 26, 2025, plaintiff Shin filed a third substantially similar stockholder derivative complaint in this Court on behalf of nominal defendant ImmunityBio against the Individual Defendants asserting claims for violation of the Exchange Act, and for breach of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law (the “Shin Action”). These lawsuits are predicated on the same underlying factual allegations and alleged wrongdoing as the Securities Class Action.

On May 2, 2025, the parties to the Van Luven, Barbieri, and Shin Actions jointly moved to consolidate these actions and to appoint Kuehn Law as Lead Counsel for Plaintiffs, which the Court granted the same day.

C. Settlement Negotiations

The Parties, by and through their undersigned attorneys, engaged in months of good-faith, arm’s-length discussions and negotiations with regard to the possible settlement of the Derivative Matters. On December 27, 2024, following initial discussions, certain of Shareholders’ Counsel sent a detailed settlement demand to Defendants’ Counsel, including numerous proposed corporate governance reforms. On February 14, 2025, Defendants’ Counsel responded to the settlement demand with a detailed counteroffer of proposed corporate governance reforms. Shareholders’ Counsel and Defendants’ Counsel then continued to negotiate a potential settlement, exchanging numerous proposals and information and engaging in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue.

On March 21, 2025, the Parties reached an agreement as to the material terms of the proposed settlement and executed a confidential settlement term sheet (“Term Sheet”). Pursuant to the Term Sheet, the Company will adopt the corporate governance reforms (“Corporate Governance Reforms”) attached hereto as Exhibit A, that were subsequently approved by the Board on April 4, 2025, subject to the Court’s approval.

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The Parties did not discuss or negotiate the amount or payment of any attorneys’ fees for Shareholders’ Counsel prior to executing the Term Sheet containing the Corporate Governance Reforms. In an attempt to facilitate a negotiation of an attorneys’ fee award, the Parties agreed, and did, participate in a private mediation on April 23, 2025 overseen by Jed Melnick, Esq., the same JAMS mediator who mediated the resolution of the Securities Class Action. The Parties were unable to reach an agreement as to Shareholders’ Counsel’s attorneys’ fees. As set forth in the Term Sheet, the Parties have finalized this Stipulation without an attorneys’ fees component. If the Settlement is preliminarily approved by the Court, Shareholders’ Counsel will file a fee and expense application to the Court simultaneously with Plaintiffs’ separate motion for final settlement approval, to which Defendants may respond and/or oppose. The Court will determine whether to approve Shareholders’ Counsel’s requested award of attorneys’ fees or some other amount the Court deems appropriate.

II.	The Shareholders’ Claims and Reasons for Settlement

The Shareholders believe that the claims asserted in the Derivative Matters have merit, but also believe that the Settlement set forth below provides substantial and material benefits for ImmunityBio and Current ImmunityBio Shareholders. In addition to these benefits, Shareholders and Shareholders’ Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Derivative Matters; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Derivative Matters; (iv) the desirability of permitting the Settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the Derivative Matters through trial(s) and appeal(s); and (vi) the conclusion of Shareholders and Shareholders’ Counsel that the terms and conditions of the Settlement are fair, reasonable, and adequate, and that it is in the best interests of ImmunityBio and Current ImmunityBio Shareholders to settle the Derivative Matters on the terms set forth herein. Shareholders’ entry into this

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Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Matters.

III.	Defendants’ Denials of Wrongdoing or Liability and Reasons for Settlement

Defendants deny any and all allegations of wrongdoing, liability, violations of law, or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged in the Derivative Matters, and maintain that their conduct was at all times proper, in the best interests of ImmunityBio and its shareholders, and in compliance with applicable law. They further deny any breach of fiduciary duties or violation of federal securities laws. The Defendants also deny that ImmunityBio or its shareholders were harmed by any conduct or lack thereof alleged in the Derivative Matters or that could have been alleged therein. The Defendants assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of ImmunityBio and all of its shareholders.

Nevertheless, Defendants wish to eliminate the uncertainty, distraction, risk, burden, and expense of further litigation, and to permit the operation of ImmunityBio without further distraction and diversion of its Board and personnel with respect to the Derivative Matters. The Defendants have therefore determined to settle the Derivative Matters on the terms and conditions set forth in this Stipulation solely to put the Released Claims (as defined below) to rest, finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

Nothing in this Stipulation shall be construed as any admission by the Defendants of any wrongdoing, fault, liability, or damages whatsoever. This Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Derivative Matters, any wrongdoing by the Defendants, or any damages or injury to ImmunityBio or its shareholders.

IV.	Board Approval of the Settlement

On April 4, 2025, the Board reviewed the proposed Settlement and the Corporate Governance Reforms (Ex. A), and in the exercise of its business judgment, unanimously

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determined that the proposed Settlement provides a substantial and material benefit to, and is in the best interests of, the Company and its shareholders. The Board supports the Settlement as fair, reasonable, and adequate. If approved by the Court, the Board will cause ImmunityBio to adopt, implement, and maintain the Corporate Governance Reforms in the time and manner specified. The Board acknowledges that the Derivative Matters and Shareholders’ and Shareholders’ Counsel’s efforts were a substantial and material factor in causing ImmunityBio to agree to adopt, implement, and maintain the Corporate Governance Reforms.

V.	Terms of the Settlement

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties subject to the approval of the Court pursuant to Rule 23.1, that the Derivative Matters shall be fully and finally compromised and settled, the Released Claims shall be released as against the Released Persons, and the Derivative Actions shall be dismissed with prejudice as against the Released Persons, upon and subject to the following terms and conditions of the Settlement:

A. Definitions

1.1. “Current ImmunityBio Shareholders” means any Person or Persons (as defined below) who are record or beneficial owners of ImmunityBio common stock as of the close of business on the date of this Stipulation.

1.2. “Defendants’ Counsel” means Wilson Sonsini Goodrich & Rosati, P.C.

1.3. “Effective Date” means Final Approval of Settlement, as defined below.

1.4. “Final” means, with respect to any judgment or order, that (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the judgment or order; or (ii) if there is an appeal from the judgment or order, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the judgment or order, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the

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judgment or order, and, if certiorari or other form of review is granted, the date of final affirmance of the judgment or order following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.5. “Final Approval of Settlement” means that (i) the Court has entered the Judgment—with no material modification to the form of Judgment—approving the Settlement, dismissing Defendants from the Derivative Actions with prejudice on the merits and without costs to any party (except any costs specifically identified in this Stipulation), and providing for the Releases set forth below; and (ii) such Judgment is Final; provided, however, and notwithstanding any provision to the contrary in this Stipulation, Final Approval of Settlement shall not include (and the Settlement is expressly not conditioned on) the award of attorneys’ fees or the payment of expenses to counsel for any Person, including any appeal related to any such award.

1.6. “Judgment” means the Order and Final Judgment to be entered by the Court, substantially in the form annexed hereto as Exhibit E, dismissing the Released Claims with prejudice as against the Released Persons.

1.7. “Notice” means the Notice of Pendency and Proposed Settlement of Action, substantially in the form annexed hereto as Exhibit D.

1.8. “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, or any other business or legal entity.

1.9. “Shareholders’ Counsel” means (i) Kuehn Law, PLLC, (ii) Wolf Haldenstein Adler Freeman & Herz LLP, (iii) The Rosen Law Firm, P.A., (iv) Schubert Jonckheer & Kolbe LLP, (v) Shuman, Glenn & Stecker, and (vi) Rigrodsky Law, P.A.

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1.10. “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, direct or derivative, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including known claims and Unknown Claims (as defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Matters or in any other court, tribunal, or proceeding (a) by the Shareholders or any other Current ImmunityBio Stockholder directly or derivatively on behalf of ImmunityBio, or by ImmunityBio directly, against any of the Released Persons or (b) by the Released Persons against ImmunityBio or any other Released Person, which, now or hereafter, are based upon, arise out of, or relate to any of the actions or inactions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims, or any other matters related to: (i) the allegations, claims, and events described in the complaints filed in the Derivative Actions; (ii) the allegations, claims, and events described in the Demands; and (iii) the Derivative Actions and the institution, prosecution and settlement thereof; provided, however, “Released Claims” shall not include, and neither the Stipulation nor any aspect of the Settlement shall affect claims relating to enforcement of the Settlement, the Stipulation, or any other agreement among any or all of the Parties and relevant insurers in connection with the Settlement. For the avoidance of doubt, Released Claims do not include the derivative claims asserted on behalf of ImmunityBio, Inc. in an unrelated shareholder derivative lawsuit pending in the Delaware Court of Chancery captioned Carlson v. Soon-Shiong, et al., C.A. No. 2024-1185-JTL.

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1.11. “Released Persons” means ImmunityBio, the Individual Defendants, the Shareholders, and their respective past, present, or future heirs, trusts, trustees, estates, beneficiaries, distributees, agents, employees, fiduciaries, partners, subsidiaries, affiliates, associated entities, stockholders, principals, officers, directors, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, advisors, attorneys, personal or legal representatives, associates and insurers, co-insurers and re-insurers.

1.12. “Releases” means the releases set forth in Section B below.

1.13. “Preliminary Approval Order” means an order preliminarily approving the Settlement, scheduling a Settlement final approval hearing, and approving the form of notice and method of giving notice, substantially in the form annexed hereto as Exhibits B and C.

1.14. “Settlement Hearing” means the hearing (or hearings) at which the Court will review and assess the adequacy, fairness, and reasonableness of the Settlement, and the appropriateness and amount of the award of attorneys’ fees and expenses to be awarded by the Court (as set forth in Sections C and D, below).

1.15. “Summary Notice” means the Summary Notice in the form annexed as Exhibit C.

1.16. “Unknown Claims” means any claims that the Shareholders, any Released Person, ImmunityBio, or any other Current ImmunityBio Stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims against any of the Released Persons, including those which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any of the Released Claims, the Parties stipulate and agree that upon Final Approval of the Settlement, they shall be deemed to have, and by operation of the Judgment shall have, expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under California Civil Code § 1542, and any law of any state or territory of the United States, or principle of common law or foreign law, that is similar, comparable, or equivalent to California Civil Code § 1542. The Parties acknowledge that they may

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hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Settlement, and was relied upon by each and all of the Parties in entering into the Settlement.

B. Settlement, Settlement Consideration, and Releases

2.1. In consideration for the full and final release, settlement, and discharge of any and all Released Claims against the Released Persons, and notwithstanding the existence of any timely filed objections to the Settlement, or any collateral attack on the Settlement or any part thereof, or any appeal or potential for appeal from the Settlement or the Judgment, ImmunityBio shall implement the Corporate Governance Reforms, consistent with the terms and timing set forth in Exhibit A and its subparts. The Company and its Board acknowledge and agree that the Settlement and Corporate Governance Reforms confer substantial and material benefits on the Company and Current ImmunityBio Shareholders, and that the Derivative Matters and Shareholders’ and Shareholders’ Counsel’s efforts were a substantial and material factor in causing ImmunityBio to adopt, implement, and/or maintain the Corporate Governance Reforms.

2.2. Upon the Effective Date, the Shareholders, any Current ImmunityBio Stockholder, the Defendants, and all of their respective successors-in-interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, shall be deemed to have, and by operation of the Judgment approving this Settlement shall have, completely discharged, dismissed with prejudice on the merits, released and settled, to the fullest extent permitted by law, the Released Claims against the Released Persons and shall be forever barred and enjoined

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from commencing, instituting, prosecuting, or continuing to prosecute any of the Released Claims against any of the Released Persons.

2.3. The Settlement shall eliminate all further risk and liability relating to the Released Claims, and the Settlement shall be a final and complete resolution of all disputes asserted or that could be or could have been asserted with respect to the Released Claims. All such claims shall be enjoined from further prosecution.

2.4. Unless separately set forth herein, the Parties shall bear their own fees, costs, and expenses related to the Derivative Matters and the Settlement, provided that nothing herein shall affect any claims that ImmunityBio or any of the Defendants may have against any of their respective insurers, co-insurers, or reinsurers, to the extent such claims are not otherwise released pursuant to other documentation. For the avoidance of doubt, this section is not intended to release and expressly does not release any claims by or among ImmunityBio, any Defendant, and their respective insurers, co-insurers, or reinsurers related to indemnification or advancement of defense costs.

C. Procedure for Approval

3.1. As promptly as practical after execution of this Stipulation, the Plaintiffs shall move for a Preliminary Approval Order that preliminarily approves the Settlement, authorizes notice of the Settlement, and schedules a date and time for the Settlement Hearing, substantially in the form attached hereto as Exhibit B.

3.2. Within ten (10) business days after the entry of the Preliminary Approval Order, ImmunityBio shall: (i) post the Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of ImmunityBio’s website and maintain the documents there until after the Settlement Hearing; (ii) publish the Summary Notice in Investors Business Daily with a link to the Company’s Investor Relations webpage where the Notice and Stipulation (and exhibits thereto) will be posted and available; and (iii) file with the U.S. Securities and Exchange Commission (the “SEC”) the Notice and Stipulation (and exhibits thereto) as exhibits to a Current Report on Form 8-K.

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3.3. ImmunityBio shall be solely responsible for all costs and expenses related to disseminating the notices of the proposed Settlement (“Notice Costs”), regardless of whether the Court declines to approve the Settlement or the Effective Date otherwise fails to occur. In no event shall the Shareholders, any other ImmunityBio stockholder, the Defendants, or any of their attorneys (including Shareholders’ Counsel) be responsible for any Notice Costs.

3.4. The Parties submit that the proposed content and manner of notice, including the Summary Notice (Ex. C) and the Notice (Ex. D), constitutes adequate and reasonable notice to Current ImmunityBio Shareholders pursuant to Rule 23.1, applicable law, and due process requirements.

3.5. The Plaintiffs shall move for final approval of the Settlement. As set forth in the Preliminary Approval Order, Plaintiffs shall simultaneously submit papers in support of final approval of the Settlement and an application for a Fee and Expense Award for Shareholders’ Counsel (defined below). Defendants may, but are under no obligation to, submit additional papers in support of the final approval of the Settlement. Defendants may respond and/or oppose the application for a Fee and Expense Award for Shareholders’ Counsel. No later than twenty-one (21) days before the Settlement Hearing, Defendants’ Counsel shall serve on Plaintiffs’ counsel in the Derivative Actions and file with the Court an appropriate declaration with respect to the notices.

3.6. The Parties and their attorneys agree to use their individual and collective best efforts and to cooperate with one another to obtain Court approval of the Settlement. The Parties and their attorneys further agree to use their individual and collective best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Settlement provided for hereunder and the dismissal of the Derivative Actions as to the Released Persons with prejudice.

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3.7. If the Settlement embodied in this Stipulation is approved by the Court, the Parties shall request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit E.

D. Attorneys’ Fees and Expenses

4.1. Defendants acknowledge that the Settlement confers substantial benefits upon ImmunityBio and Current ImmunityBio Shareholders and, in recognition of those substantial benefits, that Shareholders’ Counsel are entitled to an award of attorneys’ fees and expenses. Shareholders’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses not to exceed $2,500,000 to Shareholders’ Counsel (the “Fee and Expense Award”). By this Stipulation, Defendants have not and do not agree to a Fee and Expense Award of $2,500,000 or that such an award is appropriate. Defendants are permitted to respond and/or oppose the Fee and Expense Award application. Subject to Court approval, the Fee and Expense Award in the amount to be approved by the Court shall be paid to Shareholders’ Counsel, notwithstanding the existence of any timely filed objections to the Fee and Expense Award or any appeal or potential for appeal therefrom, or any collateral attack on the Settlement or any part thereof or any appeal or potential appeal from the Settlement or the Judgment, within twenty (20) business days after both of the following events have occurred: (i) the Court enters an order awarding the Fee and Expense Award; and (ii) Shareholders’ Counsel provides to Defendants’ Counsel wire payment instructions, bank information on bank letterhead, an Internal Revenue Service (“IRS”) Form W-9, and the name and contact information at the bank to confirm instructions and receipt of payment. ImmunityBio and its insurers are responsible for the payment of any Fee and Expense Award, and the Parties agree that no other person or entity shall have any responsibility to contribute to or pay the Fee and Expense Award.

4.2. If, after payment of any Fee and Expense Award, the Fee and Expense Award is reversed or reduced and such order reducing or reversing the award has become Final, or the Settlement is terminated in accordance with the terms of this Stipulation, Shareholders’ Counsel shall, within ten (10) business days of any order from a court of

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appropriate jurisdiction terminating the Settlement or reducing the Fee and Expense Award, return to the payor(s) the difference between the Fee and Expense Award paid to Shareholders’ Counsel, on the one hand, and any attorneys’ fees and expenses ultimately and finally awarded on appeal, further proceedings on remand, or otherwise on the other hand.

4.3. The Fee and Expense Award shall be the sole compensation for Shareholders’ Counsel in connection with the Derivative Matters and the Settlement and shall be allocated pursuant to agreement among Shareholders’ Counsel. Defendants and the Released Persons shall have no responsibility or liability whatsoever with respect to that allocation of the Fee and Expense Award to or among Shareholders’ Counsel or any other counsel to any stockholder or plaintiff in another matter with whom Shareholders’ Counsel has agreed to allocate a portion of the Fee and Expense Award.

4.4. The Individual Defendants shall not be liable or have any personal payment obligations in connection with the Settlement. Defendants shall not be liable for or obligated to pay any fees, expenses, costs, or disbursements, or to incur any expense on behalf of, any person or entity (including, without limitation, the Shareholders or Shareholders’ Counsel), directly or indirectly, in connection with the Derivative Matters or the Settlement, except as expressly provided for in this Stipulation.

4.5. This Stipulation, the Settlement, the Judgment, and whether the Judgment becomes Final, are not conditioned upon the approval of an award of attorneys’ fees, costs, or expenses, either at all or in any particular amount, by the Court. Shareholders’ Counsel warrants that no portion of any such award of attorneys’ fees or expenses shall be paid to Shareholders, except as may be approved by the Court.

4.6. The Parties further stipulate that Plaintiffs’ Counsel may apply to the Court for service awards up to twenty-five hundred dollars ($2,500.00) for each of the Shareholders, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of the Shareholders’ participation and efforts in the initiation, prosecution, and settlement of the Derivative Matters. The failure of the Court

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to approve any requested service award(s), in whole or in part, shall have no effect on the Settlement. Neither the Company nor any of the Individual Defendants shall be liable for any portion of any service award(s).

E. Stay Pending Court Approval

5.1. Pending Court approval of the Stipulation, the Parties agree to stay any and all proceedings in the Derivative Actions other than those incident to the Settlement.

5.2. Except as necessary to pursue the Settlement and determine Shareholders’ Counsel’s Fee and Expense Award (if any), until the earlier of the Effective Date or an order of the Court substantially denying or declining to approve the Settlement in accordance with the Stipulation, the Parties agree not to institute, commence, prosecute, continue, or in any way participate in, whether directly or indirectly, representatively, individually, derivatively on behalf of ImmunityBio, or in any other capacity, any action or other proceeding asserting any Released Claims.

5.3. Notwithstanding Paragraphs 5.1 and 5.2, nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Judgment to be entered, and/or Plaintiffs’ fee and expense application.

F. Effect of Disapproval, Cancellation, or Termination

6.1. The Shareholders, ImmunityBio, and the Individual Defendants (provided, with respect to Defendants, that Defendants unanimously agree amongst themselves) shall each have the right to terminate the Settlement and this Stipulation solely by providing written notice of their election to do so (“Termination Notice”) to the other Parties within thirty (30) days of: (i) the Court’s refusal to approve this Stipulation or any part of it that materially affects any Party’s rights or obligations hereunder; (ii) the Court’s declining to enter the Judgment in any material respect; or (iii) the date upon which the Judgment is modified or reversed in any material respect by an appellate court. Neither a modification nor a reversal on appeal of the amount of fees, costs, and expenses awarded by the Court

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to Shareholders’ Counsel shall be deemed a material modification of the Judgment or this Stipulation.

6.2. In the event that the Settlement is terminated pursuant to its terms or the Effective Date otherwise fails to occur for any other reason, then: (i) the Settlement and this Stipulation (other than this Section F and Paragraph 3.3 above) shall be canceled and terminated; (ii) any judgment entered in the Derivative Actions and any related orders entered by the Court shall in all events be treated as vacated, nunc pro tunc; (iii) the Releases provided under the Settlement shall be null and void; (iv) to the extent the Fee and Expense Award has been paid, it shall be repaid to the persons who paid on behalf of any Defendants within ten (10) business days after termination of the Settlement; (v) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (vi) all proceedings in the Derivative Matters shall revert to their status as of immediately prior to the filing of this Stipulation, and no materials created by or received from another party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal, or used, absent consent from the disclosing party, for any other purpose or in any other capacity, except to the extent that such materials are otherwise required to be produced during discovery in any other litigation; (vii) the Parties shall jointly petition the Court for a revised schedule for further proceedings; and (viii) the Parties shall proceed in all respects as if the Settlement and this Stipulation (other than this Section F and Paragraph 3.3 above) had not been entered into by the Parties.

G. No Admission of Liability

7.1. It is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) the Defendants as to (i) the truth of any fact alleged by the Shareholders, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Derivative Matters or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in

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the Derivative Matters or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) the Shareholders that any of their claims are without merit, that any of the Defendants or Released Persons had meritorious defenses, or that damages or other relief recoverable in the Derivative Matters would not have exceeded the terms of the Settlement. The Parties or any Released Persons may file this Stipulation and/or Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

H Miscellaneous Provisions

8.1. This Stipulation shall be deemed to have been mutually prepared by the Parties and shall not be construed against any of them by reason of authorship.

8.2. The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.

8.3. The Parties agree there will be no public announcements regarding the specific terms of this Settlement until ImmunityBio has announced or disclosed it or the Stipulation has been filed with the Court. To the extent permitted by law, all agreements made and orders entered during the course of the Derivative Matters relating to the confidentiality of documents or information shall survive this Stipulation.

8.4. This Stipulation, its exhibits and any related agreement executed between ImmunityBio, the Individual Defendants, and the relevant insurers, embody the entire agreement and understanding of the Parties and supersede all prior agreements and understandings, if any, in respect of the subject matter contained herein. No representations, warranties, or statements of any nature whatsoever, whether written or oral, have been made to or relied upon by any Party concerning the subject matter of this Stipulation, other than the representations, warranties and covenants expressly set forth in such documents.

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8.5. This Stipulation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. Any signature to the Stipulation by means of facsimile or electronic scanning shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof and without any necessity for delivery of the originally signed signature pages in order for this to constitute a binding agreement.

8.6. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.7. Each counsel or other person executing this Stipulation on behalf of any Party warrants that he or she has the full authority to bind his or her principal to this Stipulation.

8.8. The Shareholders represent and warrant that none of the Shareholders’ claims referred to in this Stipulation or that could have been alleged in the Derivative Matters have been assigned, encumbered, or in any manner transferred in whole or in part.

8.9. This Stipulation shall not be modified or amended, nor shall any provision of this Stipulation be deemed waived, unless such modification, amendment, or waiver is in writing and executed by or on behalf of the Party(ies) against whom such modification, amendment, or waiver is sought to be enforced.

8.10. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. Waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation. Each of the Parties’ respective obligations hereunder are several and not joint,

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and the breach or default by one Party shall not be imputed to, nor shall any Party have any liability or responsibility for, the obligations of any other Party herein.

8.11. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

8.12. Notwithstanding the entry of the Judgment, the Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of the Stipulation, and all Parties submit to the jurisdiction of the Court for all matters relating to the administration, enforcement, and consummation of the Settlement and the implementation, enforcement, and interpretation of the Stipulation, including, without limitation, any matters relating to awards of attorneys’ fees and expenses to Plaintiffs’ Counsel.

8.13. The construction and interpretation of this Stipulation shall be governed by and construed in accordance with the laws of the State of Delaware and without regard to the laws that might otherwise govern under principles of conflicts of law applicable hereto.

8.14. Without further order of the Court, the Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

8.16. The following exhibits are annexed hereto and incorporated herein by reference:

(a)	Exhibit A: Corporate Governance Reforms;

(b)	Exhibit B: Preliminary Approval Order;

(c)	Exhibit C: Summary Notice;

(d)	Exhibit D: Notice of Pendency and Proposed Settlement of Action; and

(d)	Exhibit E: Final Order and Judgment.

IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of the date noted above.

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Dated: May 19, 2025	By:	/s/ Gregory L. Watts
Gregory L. Watts, State Bar No. 197126
WILSON SONSINI GOODRICH & ROSATI, P.C. 701 Fifth Avenue, Suite 5100
Seattle, WA 98104-7036
Telephone: (206) 883-2500 gwatts@wsgr.com
Natalie J. Morgan, State Bar No. 211143 WILSON SONSINI GOODRICH & ROSATI, P.C. 12235 El Camino Real
San Diego, CA 92130-3002
Telephone: (858) 350-2300 nmorgan@wsgr.com
Counsel for Individual Defendants and Nominal Defendant ImmunityBio, Inc.
	By:	/s/ Betsy C. Manifold
Betsy C. Manifold, State Bar No. 182450 Rachele R. Byrd, State Bar No. 190634 Alex J. Tramontano, State Bar No. 276666 WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP 750 B Street, Suite 1820
San Diego, CA 92101
Telephone: (619) 239-4599 manifold@whafh.com byrd@whafh.com tramontano@whafh.com
Justin A. Kuehn (admitted pro hac vice) KUEHN LAW, PLLC 53 Hill Street, Suite 605
Southampton, NY 11968
Telephone: (833) 672-0814 justin@kuehn.law
Counsel for Plaintiff Gary Van Luven

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By:	/s/ Robert C. Schubert
Robert C. Schubert, State Bar No. 62684 Dustin L. Schubert, State Bar No. 254876 SCHUBERT JONCKHEER & KOLBE LLP 2001 Union St., Suite 200
San Francisco, CA 94123
Telephone: (415) 788-4220 rschubert@sjk.law dschubert@sjk.law
Counsel for Plaintiff-Angelo Barbieri
By:	/s/ Laurence M. Rosen
Laurence M. Rosen, State Bar No. 219683 THE ROSEN LAW FIRM, P.A. 355 S. Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: (213) 785-2610 lrosen@rosenlegal.com
Counsel for plaintiff Bong Shin
By:	/s/ Brett D. Stecker
Brett D. Stecker
SHUMAN, GLENN, & STECKER 326 W. Lancaster Ave.
Ardmore, PA 19003
Telephone: (303) 861-3003 brett@shumanlawfirm.com
Counsel for Shareholder Roland Davies
By:	/s/ Seth D. Rigrodsky
Seth D. Rigrodsky
Vincent A. Licata
RIGRODSKY LAW, P.A. 825 East Gate Boulevard, Suite 300 Garden City, NY 11530 (516) 683-3519 sdr@rl-legal.com vl@rl-legal.com
Counsel for Shareholder Chris Pallas

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Exhibit A

ImmunityBio, Inc. Corporate Governance Reforms

The Board of Directors (the “Board”) of ImmunityBio, Inc. (“ImmunityBio” or the “Company”) has agreed to adopt or maintain the following corporate governance reforms (the “Reforms”). The Company shall implement and/or maintain, where applicable, the Reforms described below for four (4) years from the effective date of the settlement and resolution of the Derivative Matters.

I.	New Board Member

After execution of this term sheet concerning the Derivative Matters but on or before December 31, 2025, the Board shall refresh itself by appointing one (1) new independent director to the Board of Directors.

II.	Enhancements to the Disclosure Committee Charter

No later than thirty (30) days after issuance of an order approving the final settlement and resolution of the Derivative Matters, the Board shall amend the Disclosure Committee Charter as set forth in Exhibit 1 attached hereto.

III.	Enhancements to the Audit Committee Charter

No later than thirty (30) days after issuance of an order approving the final settlement and resolution of the Derivative Matters, the Board shall amend the Audit Committee Charter as set forth in Exhibit 2 attached hereto.

IV.	Public Posting of Corporate Governance Guidelines and Board Committee Charters

The Company will continue to post on the Investor Relations/Governance Documents portion of the Company’s public website the Company’s Corporate Governance Guidelines, Code of Global Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Disclosure Committee Charter, Nominating and Corporate Governance Committee Charter, and the Related Party Transaction Committee Charter. If such documents are amended or revised, the Company will post these updated documents on the Investor Relations portion of the Company’s public website within a reasonable time after they have been adopted.

V.	Quarterly Board Discussion Concerning Business Topics Relevant to Allegations in Derivative Claims

No later than thirty (30) days after issuance of an order approving the final settlement and resolution of the Derivative Matters, Company management shall ensure that they report to the Board at least quarterly:

1.

The Company’s compliance with FDA regulations, the Company’s compliance with Current Good Manufacturing Practices (“cGMP”), and the Company’s contract manufacturing organizations’ (“CMOs”) compliance with cGMP, identify any material risks relating thereto, and make any recommendations to mitigate any of these identified material risks.

2.

Whether the Company’s disclosures comport with the Company’s compliance with FDA regulations, the Company’s compliance with cGMP, and the Company’s CMOs’ compliance with cGMP, and identify material risks relating thereto, and whether the Company’s disclosures require modification.

VI.	Annual Legal Department Review and Report on Effectiveness

The Company’s Legal Department will review and report to the Board of Directors at least annually with respect to the effectiveness of the Company’s policies, procedures, and practices related to compliance with FDA regulations.

VII.	Employee Training

No later than ninety (90) days after issuance of an order approving the final settlement of the Derivative Actions and resolution of the Derivative Claims, the Company shall establish and/or maintain training program(s) that adhere to the following conditions:

1.

The Company’s Human Resources and Legal Departments shall be charged with primary responsibility for developing, implementing, and/or maintaining annual employee training program(s) focused on compliance, internal controls policies and procedures, compliance risk assessment, and complaint reporting and investigation. The Company’s Human Resources and Legal Departments shall be authorized and provided the resources necessary to retain external consultants and vendors as they deem necessary to develop, implement, and/or maintain the training program(s).

2.

The training shall be mandatory, in whole or in part, for Company employees based on their role in the Company as determined by the Company’s Human Resources and Legal Departments. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within ninety (90) days of their appointment or hiring.

3.

Training shall include coverage of risk assessment and compliance, the Company’s Code of Conduct, the Company’s Insider Trading Policy, and all other manuals, policies, rules, or procedures established by the Company concerning legal, ethical, or regulatory standards of conduct applicable to and to be observed in connection with work performed by such employee for the Company.

4.

The training shall be mandatory for employees involved in (a) preparing the Company’s financial statements; (b) manufacturing the Company’s products; (c) communicating with the FDA; (d) communicating with the Company’s independent external auditor; and (e) and drafting, disseminating or producing the Company’s public statements, in each case as appropriate based on their role in the Company as determined by the Company’s Human Resources and Legal Departments.

***

The Company and the Company’s Board will acknowledge that the Derivative Matters and the efforts of counsel for Van Luven, Barbieri, Shin, Pallas, and Davies in connection therewith were a substantial and material factor in causing the Company to adopt, implement, and/or maintain the Reforms, and that the Reforms provide substantial and material benefits to the Company and are in the best interests of the Company and its shareholders.

EXHIBIT 1

IMMUNITYBIO, INC.

DISCLOSURE COMMITTEE CHARTER

PURPOSE:

The purpose of the Disclosure Committee (the “Committee”) of ImmunityBio, Inc. (the “Company”) is to consider the materiality of information and to determine disclosure obligations and to report such matters to the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO” and, together with the CEO, “Certifying Officers”) with the goals of ensuring that (i) the information required in the Company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”) ~~under the Securities Exchange Act of 1934, as amended,~~ is recorded, processed, summarized and reported on a timely and accurate basis; and (ii) other information communicated in the Company’s SEC reports, quarterly earnings press releases, and prepared statements for quarterly earnings calls, and other press releases and public statements, including but not limited to information concerning the Company’s drug development, clinical trials, compliance with Current Good Manufacturing Practices (“cGMP”), and interactions with the U.S. Food and Drug Administration (“FDA”) and similar foreign regulators, is not materially false or misleading. In furtherance of this purpose, the Committee shall design, adopt and implement procedures and policies in connection with the information-gathering and reporting process, including those set forth below.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

1.

The Committee is established pursuant to the authority of the Certifying Officers and is intended to follow the suggestion of the SEC ~~Securities and Exchange Commission (“SEC”)~~ that is contained in SEC Release No. 33-8124, 34-46427 “Certification of Disclosure in Companies’ Quarterly and Annual Reports” to establish a disclosure committee.

2.

The Committee shall be chaired by the ~~CFO~~General Counsel (“GC”), ~~(~~or as otherwise determined by the ~~President~~ CEO and CFO~~)~~. The Committee Chair~~person~~’s responsibilities shall be to (a) preside over Committee meetings, (b) coordinate the activities and internal communication of the Committee, (c) ~~to~~ call meetings of the Committee as appropriate, (d) ~~to~~ coordinate communication with inside and/or outside legal counsel in a manner consistent with preserving the attorney-client privilege, (e) meet with the Audit Committee Chair, as deemed necessary by the Audit Committee Chair or the Disclosure Committee Chair, and (f) ~~to~~ serve as the principal liaison between the Committee and the ~~President~~ CEO and CFO, while implementing the information gathering and review processes in accordance with the requirements of this charter within the various business units or departments of the Company.

3.

The members of the Committee shall be no fewer than ~~three~~ four (4~~3~~) officers of the Company from relevant developmental backgrounds, including the Company’s ~~President~~ CEO, ~~and~~ CFO, ~~General Counsel~~GC, and Chief Compliance Officer. Committee members shall consult with the Company’s management (including the Company’s Chief Operating Officer, Chief Medical Officer, and Senior Vice President of Regulatory Affairs), investor relations function, internal audit function, independent auditors, inside and outside legal counsel, Audit Committee ~~(in particular, the financial expert members of the Audit Committee)~~, and Board of Directors, as appropriate. Representatives of the Company’s outside counsel, representatives of the Company’s independent auditors and other personnel of the Company or representatives of its outside advisors may be invited to attend meetings of the Committee, as the Committee deems necessary or appropriate in performing its functions.

4.	Changes to the membership of the Committee shall be determined by the ~~President~~ CEO and CFO as necessary in light of changes in the Company’s business, operations, organization or management.

COMMITTEE AUTHORITY

1.	The Committee reports to the Certifying Officers, who, in consultation with legal counsel, maintain ultimate decision- making authority regarding ~~our~~the Company’s external disclosures.

2.

The Committee has the authority to retain separate and independent advisors at the Company’s expense to provide advice and counsel concerning the Company’s disclosure practices and public disclosure obligations.

COMMITTEE RESPONSIBILITIES ~~AND AUTHORITY~~:

~~The Committee reports to the Certifying Officers, who, in consultation with legal counsel, maintain ultimate decision making authority regarding our external disclosures.~~ The Committee’s responsibilities are to assist the Certifying Officers in:

1.

Establishing and maintaining a process (“Disclosure Controls”) designed to ensure that (a) information required to be disclosed by the Company in its filings with the SEC ~~and other information that the Company discloses to the investment community~~ is recorded, processed, ~~and~~ summarized and reported ~~accurately and~~on a timely and accurate basis; and (b) that other information communicated in the Company’s SEC reports, quarterly earnings press releases, prepared statements for quarterly earnings calls, and other press releases and public statements, including but not limited to information concerning the Company’s drug development, clinical trials, compliance with cGMP, and interactions with the FDA and similar foreign regulators, is not materially false or misleading. Disclosure C~~c~~ontrols will include sub-certifications in such form and to be executed by such persons determined by the Committee to be appropriate ~~and policies and procedures to assess the effectiveness of the Disclosure Controls~~.;

2.	Consulting with the Company’s internal audit function (if any) regarding the Company’s internal controls.~~;~~

3.

Preparing and reviewing the Company’s periodic filings with the SEC, including quarterly reports, annual ~~and current~~ reports, and proxy statements~~, including the preparation of time and responsibility schedules for such documents~~.~~;~~

4.	Evaluating and assessing the Company’s Disclosure Controls as of the end of each fiscal quarter.~~;~~

~~5.~~	Documenting the procedures taken in preparing the quarterly, annual and current reports and proxy statements and evaluating the Company’s D~~d~~isclosure C~~c~~ontrols. ~~and procedures; and~~

~~6.~~5.	~~Certifying the Company’s quarterly and annual reports. In addition, the Committee shall:~~

6.

Designing, adopting, and implementing appropriate procedures and policies, and monitoring these procedures and policies, to ensure (a) accurate and timely collection of information required to be disclosed by the SEC ~~for inclusion~~ in~~to~~ the Company’s periodic and current SEC reports and (b) other information communicated in the Company’s SEC reports, quarterly earnings press releases, and prepared statements for quarterly earnings calls is not materially false or misleading.

7.	Establishing responsibilities and review timelines relating to the preparation and filing of the Company’s quarterly earnings press releases and periodic SEC reports.

8.	Establishing as appropriate policies and procedures to ensure relevant Company personnel timely report to the Committee information potentially requiring disclosure.

9.

Establishing responsibility and lines of communication throughout the Company’s operations and business units for collecting relevant information on a timely basis, including making periodic inquiries with relevant Company personnel possessing information potentially requiring disclosure.

~~10.~~	~~Review drafts of quarterly earnings press releases and periodic and current SEC reports undergoing preparation for filing, including final drafts.~~

~~11.~~10.

Meeting periodically during the preparation of quarterly earnings press releases and periodic SEC reports to discuss disclosure matters and filings made by the Company to ensure completeness and accuracy of content.

~~12.~~11.

Meeting at regular intervals to discuss matters potentially requiring disclosure, in periodic SEC reports (including but not limited to prior to annual and quarterly SEC filings), current SEC reports or otherwise.

~~13.~~12.

Coordinating~~e~~, as necessary, the review of quarterly earnings press releases and periodic and current SEC reports with the Certifying Officers, the Company’s independent accountants, internal auditors (if any), outside counsel and the A~~a~~udit C~~c~~ommittee.

~~14.~~

~~Periodically report to the Certifying Officers (in the event the CEO and/or the CFO are members of the Committee, then to the chairperson of audit committee of the board of directors) on disclosure issues and the Committee’s findings regarding the effectiveness of its procedures and policies, including any weaknesses identified therein or in the Company’s disclosure controls and procedures generally.~~

~~15.~~13.	Reporting quarterly to the Audit Committee regarding the Company’s Disclosure Controls and the Committee’s effectiveness, ~~its~~ activities, and recommendations.

~~16.~~14.	Reporting annually to the Board regarding the adequacy of the Company’s~~its~~ Disclosure Controls and the Disclosure Committee’s effectiveness, activities, and recommendations.

~~17.~~15.	~~Review, as appropriate, other material press releases of the Company, as applicable.~~Reviewing the Disclosure Committee Charter annually.

MEETINGS:

It is anticipated that the Committee will hold regular meetings as directed by the Certifying Officers or as the Committee otherwise deems appropriate, but in no event shall the Committee shall meet ~~less than~~at least four times per calendar year in connection with each annual and quarterly filing required by the Securities Exchange Act of 1934.

EXHIBIT 2

CHARTER OF THE AUDIT

COMMITTEE OF THE BOARD

OF DIRECTORS OF

IMMUNITYBIO, INC.

PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of ImmunityBio, Inc. (the “Company”) in fulfilling its responsibilities for overseeing:

•	The Company’s accounting and financial reporting processes and internal control over financial reporting, as well as the audit and integrity of the Company’s financial statements.

•	The qualifications, independence and performance of the Company’s independent registered public accounting firm (the “independent auditor”).

•	The Company’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements).

•	Risk assessment and risk management.

•	Such other matters as provided in this charter.

COMPOSITION

1.

Membership and Appointment. The Audit Committee shall consist of at least three (3) members of the Board. Members of the Audit Committee shall be appointed by the Board and may be removed by the Board in its discretion.

2.

Qualifications. Members of the Audit Committee must meet the following criteria as well as any additional criteria required by applicable law or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) or the securities exchange on which the Company’s securities are listed (the “Exchange Rules”) and such other qualification as are established by the Board from time to time; provided, however, that the Company may avail of itself of any applicable exemptions under the Exchange Rules:

•

Each member of the Audit Committee shall meet the independence standards established by the SEC and the Exchange Rules, and will also satisfy the enhanced independence requirements for members of the audit committee under the Exchange Rules. The determination of independence will be made by the Board.

1

•

Each member of the Audit Committee shall be financially literate (as determined by the Board in its business judgment in accordance with applicable law) and shall have a practical knowledge of finance and accounting and the ability to read and understand financial statements, in each case either from the time of such member’s appointment to the Audit Committee or within a reasonable period of time after appointment to the Audit Committee.

•

At least one member of the Audit Committee will be an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K and the rules and regulations of the Nasdaq Global Select Market. An audit committee financial expert is not required to be the chairperson of the Committee.

•

At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. A person who satisfies the definition of “audit committee financial expert” will also be presumed to have the requisite financial sophistication.

•	No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the prior three (3) years.

3.	Chairperson. The Board may designate a chairperson of the Committee. In the absence of that designation, the Committee may designate a chairperson by majority vote of the Committee members.

RESPONSIBILITIES

The following are the principal recurring responsibilities of the Committee. The Committee may perform such other functions as are consistent with its purpose and applicable law, rules and regulations or as the Board may request.

1.

Select and Hire the Independent Auditor. The Committee shall be directly responsible for appointing, compensating, retaining, overseeing and, where appropriate, replacing any independent auditor engaged by the Company to prepare or issue an audit report or perform any other audit, review or attestation services for the Company. The independent auditor will report directly to the Committee and be ultimately accountable to the Board. The Committee has sole authority to approve the hiring and discharging of the independent auditor, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditor.

2

2.	Supervise and Evaluate the Independent Auditor. The Committee will:

•

Oversee and, at least annually, evaluate the work of the independent auditor or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, which evaluation shall include a review and evaluation of the lead partner of the independent auditor. The Committee shall review, in consultation with the independent auditor, the annual audit plan and scope of audit activities.

•

At least annually, obtain and review a report by the independent auditor that describes (i) the independent auditor’s internal quality control review procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audit performed by the independent auditor, and any steps taken to deal with any such issues.

3.	Evaluate the Independence of the Independent Auditor. The Committee will:

•	Review and discuss with the independent auditor the written independence disclosures required by the applicable requirements of the Public Company Accounting Oversight Board or other regulatory body.

•	Review and discuss with the independent auditor at least annually any relationships or services (including permissible non-audit services) that may affect its objectivity and independence.

•	Review the rotation of the independent auditor’s lead audit and concurring partners and the rotation of other audit partners, with applicable time-out periods, in accordance with applicable law.

•	Take appropriate action to oversee the independence of the independent auditor.

4.

Approve Audit and Non-Audit Services and Fees. The Committee shall (i) review and approve, in advance, the scope and plans for the audits and the audit fees and (ii) approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulations and any associated fees. The Committee shall also approve all audit and permitted non-audit and tax services that may be provided by other registered public accounting firms. The Committee may, in accordance with applicable law, establish pre-approval policies and procedures for the engagement of independent accountants and any other registered public accounting firm to render services to the Company, including, but not limited to, policies that would allow the delegation of pre-approval authority to one or more members of the Committee.

3

5.	Review Financial Statements. The Committee shall review and discuss the following with management, the internal auditors, if applicable, and the independent auditor, as applicable:

•	The scope and timing of the annual audit of the Company’s financial statements.

•

The Company’s annual audited and quarterly unaudited financial statements and ~~annual~~ Annual and ~~quarterly~~ Quarterly ~~reports~~ Reports on SEC Form s 10-K and 10-Q, including the disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and recommend to the Board whether the audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be included in the Company’s SEC Form 10-K.

•	The results of the independent audit and the quarterly reviews of the Company’s financial statements, and the independent auditor’s opinion on the audited financial statements.

•	The reports and certifications regarding internal control over financial reporting and disclosure controls and procedures.

•	Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles.

•	Analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	Any significant changes required or taken in the audit plan as a result of any material control deficiency.

•

Any problems or difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response.

•	Any significant disagreements between management and the independent auditor.

6.	Reports and Communications from the Independent Auditor. The Committee shall review and discuss reports from the independent auditor concerning the following:

•	Critical accounting policies and practices to be used by the Company.

4

•

Alternative treatments of financial information within Generally Accepted Accounting Principles (“GAAP”) that the auditor has discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor if different from that used by management.

•	Any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Any matters required to be communicated to the Committee under generally accepted auditing standards and other legal or regulatory requirements.

7.	Audit Committee Report. The Committee will prepare the report of the Audit Committee that SEC rules require to be included in the Company’s annual proxy statement.

8.

Earnings Press Releases and Earnings Guidance. The Committee will review, in general, earnings press releases (including any use of pro forma or other non-GAAP information), and review and discuss with management and the independent auditors policies with respect to earnings press releases, financial information and earnings guidance provided to the public, analysts and ratings agencies.

9.

Internal Controls. The Committee shall, as appropriate, review and discuss with management, the internal auditors, if applicable, and the independent auditor the adequacy and effectiveness of the Company’s internal controls, including any changes, significant deficiencies or material weaknesses in those controls reported by the independent auditor, the internal auditors, if applicable, or management and any special audit steps adopted in light of any material control deficiencies, and any fraud, whether or not material, that involves management or other Company employees who have a significant role in the Company’s internal controls.

10.

Disclosure Controls and Procedures. The Committee shall receive a quarterly report from the Disclosure Committee regarding the adequacy of the Company’s Disclosure Controls and the Disclosure Committee’s effectiveness, activities, and recommendations. The Committee Chair shall also meet with the Disclosure Committee Chair, as deemed appropriate by the Committee Chair or Disclosure Committee Chair to ~~as appropriate review and~~ discuss the adequacy and effectiveness of the Company’s D~~d~~isclosure C~~c~~ontrols ~~and procedures~~.

11.	Legal and Regulatory Compliance. The Committee shall:

•

Review and discuss with management, the internal auditors, if applicable, and the independent auditor (i) the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct and Ethics, compliance with anti-bribery and anti-corruption laws and regulations, and compliance with export control regulations and (ii) reports regarding compliance with applicable laws, regulations and internal compliance programs.

5

•

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s senior legal officer any legal matters that may have a material impact on the financial statements or the Company’s compliance procedures.

12.

Complaints. The Committee shall establish and oversee procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or audit matters, as well as for confidential and anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters.

13.

Risk Assessment and Risk Management. The Committee shall review and discuss with management, the internal auditors, if applicable, and the independent auditor the Company’s major risk exposures (whether financial, operating or otherwise) and the steps management has taken to monitor, control and report those exposures, including the Company’s guidelines and procedures to govern the process by which risk assessment and risk management are handled.

14.	Hiring of Auditor Personnel. The Committee shall set hiring policies with regard to employees and former employees of the independent auditor and oversee compliance with such policies.

15.

Committee Charter Review. The Committee shall review and reassess, at least annually, the adequacy of this charter annually and shall submit any recommended changes to the charter to the Board for approval.

16.	Performance Review. The Committee shall review and assess, at least annually, the performance of the Committee on an annual basis.

17.

Related Party Transactions. The Committee shall receive a list and a briefing from the Chair of the Related Party Transaction Committee, or his or her designee, of all transactions approved by the Related Party Transaction Committee that would require disclosure pursuant to Item 404 of Regulation S-K or any other transaction between the Company and any other person where the parties’ relationship is not arms’- length including, without limitation, any transaction between the Company and (i) any director or executive officer of the Company; (ii) any nominee for election as a director; (iii) any holder of Company securities owning more than 5% of any class of Company stock and (iv) any member of the immediate family of any of the foregoing; provided, however, that the Committee does not need to review compensatory arrangements between the Company and

6

its directors or executive officers if (i) such arrangements are reported pursuant to Item 402 of Regulation S-K or (ii) in the case of arrangements that are not reported because the executive officer is not a named executive officer as defined in Item 402(a)(3) of Regulation S-K, such arrangements are reviewed and approved by the Compensation Committee.

18.	Budget Review. The Committee shall review and discuss with management the Company’s proposed budget and then recommend the budget to the Board for approval.

19.

Cybersecurity and Data Privacy. The Committee shall periodically review and discuss with management risks relating to significant cybersecurity matters and concerns involving the Company, including information security, data privacy, backup of information systems and related regulatory matters and compliance. Management will provide periodic reports to the Committee on information security matters, including the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security, and will notify the chairperson of the Committee as soon as practicable of significant information security matters and concerns as they arise.

The function of the Committee is primarily one of oversight. The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing and reviewing those financial statements. The Committee is responsible for assisting the Board in overseeing the conduct of these activities by management and the independent auditor. The Committee is not responsible for providing any expert or special assurance as to the financial statements or the independent auditor’s work. It is recognized that the members of the Committee are not full-time employees of the Company, that it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and that each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS AND PROCEDURES

1.	Meetings.

•

The Committee will meet at least quarterly at such times and places as the Committee determines. The chairperson of the Committee shall preside at each meeting. The chairperson will approve the agenda for the Committee’s meetings and any member may suggest items for consideration. If a chairperson is not designated or present, an acting chair may be designated by the Committee members present. The Committee may act by unanimous written consent (which may include electronic consent) in lieu of a meeting in accordance with the Company’s bylaws.

7

•	The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meeting of the Board.

•

The Committee shall meet periodically with members of management as deemed appropriate and the independent auditor in separate executive sessions. Each regularly scheduled meeting of the Committee will conclude with an executive session of the Committee absent members of management.

•	The Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities.

2.

Reporting to the Board of Directors. The Committee shall report regularly to the Board with respect to the Committee’s activities and recommendations, including any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the finance team and the performance and independence of the Company’s independent auditor, as applicable.

3.

Authority to Retain Advisors. The Committee shall have the authority to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Committee shall set the compensation, and oversee the work of, any independent counsel or other advisors retained by it. The Company will provide appropriate funding, as determined by the Committee, to pay the independent auditor, any other registered public accounting firm and any independent counsel and any other outside advisors hired by the Committee and any administrative expenses of the Committee that are necessary or appropriate in carrying out its activities.

4.

Subcommittees. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. If designated, each such subcommittee will establish its own schedule and maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Committee as a whole.

5.

Access. The Committee shall be given full access to the chairperson of the Board, management, the independent auditor and, if applicable, the internal auditors, if applicable, as well as the Company’s books, records, facilities and other personnel.

6.

Compensation. Members of the Committee shall receive such fees, if any for their service as Committee members as may be determined by the Board in its sole discretion. Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof or as otherwise permitted by the applicable law, the rules of the SEC and the Exchange Rules.

8

EXHIBIT B

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE IMMUNITYBIO, INC. SHAREHOLDER DERIVATIVE LITIGATION	No. 3:24-cv-02014-GPC-VET (Consolidated with 3:25-cv-00416-GPC-VET 3:25-cv-00423-GPC-VET)
This Document Relates to: ALL ACTIONS	[PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF DERIVATIVE SETTLEMENT, APPROVING FORM AND MANNER OF NOTICE, AND SETTING DATE FOR HEARING ON FINAL APPROVAL OF SETTLEMENT
Judge: Hon. Gonzalo P. Curiel Magistrate: Hon. Judge Valerie E. Torres

1

3:24-cv-02014-GPC-VET

[PROPOSED] PRELIMINARY APPROVAL ORDER RE SETTLEMENT

WHEREAS, a consolidated shareholder derivative action is pending in this Court titled In re ImmunityBio, Inc. Shareholder Derivative Litigation, No. 3:24-cv-02014-GPC-VET;

WHEREAS, a Stipulation and Settlement Agreement (the “Stipulation”) was made and entered into as of May 19, 2025, by and among (i) plaintiffs Gary Van Luven (“Van Luven”), Angelo Barbieri (“Barbieri”), and Bong Shin (“Shin”) (the “Plaintiffs”) and demand-made shareholders Roland Davies (“Davies”) and Chris Pallas (“Pallas”) (and together with Plaintiffs, the “Shareholders”), derivatively on behalf of ImmunityBio, Inc. (“ImmunityBio” or the “Company”); (ii) nominal defendant ImmunityBio, a Delaware corporation; and (iii) individual defendants Patrick Soon-Shiong, Richard Adcock, Cheryl L. Cohen, Michael D. Blaszyk, John Owen Brennan, Linda Maxwell, Wesley Clark, Christobel Selecky, Barry J. Simon, and David C. Sachs (the “Individual Defendants,” together with ImmunityBio, the “Defendants,” and together with ImmunityBio and the Shareholders, the “Parties”), which sets forth the terms and conditions for the proposed settlement (the “Settlement”) of the above-captioned action (the “Action”), subject to review and approval by this Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure upon notice to Current ImmunityBio Shareholders (as defined below);

NOW, upon application of the parties to the Action, after review and consideration of the Stipulation filed with the Court and the exhibits annexed thereto,

IT IS HEREBY ORDERED this    day of      , 2025, as follows:

1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for the purposes of this order.

1

3:24-cv-02014-GPC-VET

[PROPOSED] PRELIMINARY APPROVAL ORDER RE SETTLEMENT

2. The Court hereby preliminarily approves the Settlement, as embodied in the Stipulation and the exhibits attached thereto, subject to further consideration at the Settlement Hearing to be held as described below.

3. A hearing (the “Settlement Hearing”) shall be held on        , 2025, at      a.m./p.m., at the United States District Court for the Southern District of California to, among other things: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of ImmunityBio and all Current ImmunityBio Shareholders;

(b) determine whether the Court should finally approve the Settlement and enter the Judgment, substantially in the form attached as Exhibit E to the Stipulation, dismissing the Action with prejudice against Defendants, and extinguishing and releasing the Released Claims as against the Released Persons; (c) consider Shareholders’ Counsel’s application for an award of attorneys’ fees and litigation expenses (the “Fee and Expense Award”); and (d) consider any other matters that may properly be brought before the Court in connection with the Settlement.

4. The Settlement Hearing may be adjourned by the Court from time to time without further notice to Current ImmunityBio Shareholders other than by announcement at the Settlement Hearing or other adjournment thereof, or a notation on the docket in the Action.

5. The Court reserves the right to approve the Settlement at or after the Settlement Hearing, with such modifications as may be consented to by the Parties, and without further notice to the Current ImmunityBio Shareholders. The Court retains jurisdiction over this Action to consider further applications arising out of or connected with the proposed Settlement.

2

3:24-cv-02014-GPC-VET

[PROPOSED] PRELIMINARY APPROVAL ORDER RE SETTLEMENT

6. The Court approves, as to form and content, the Summary Notice attached as Exhibit C to the Stipulation and the Notice of Proposed Settlement of Shareholder Derivative Matters, Hearing Theron, and Right to Appear (the “Notice”) attached as Exhibit D to the Stipulation as (i) the best notice practicable under the circumstances; (ii) notice that is reasonably calculated, under the circumstances, to apprise Current ImmunityBio Shareholders of the pendency of the Action, the effect of the proposed Settlement (including the Releases to be provided thereunder), Shareholders’ Counsel’s Fee and Expense Award in connection with the Settlement, Current ImmunityBio Shareholders’ rights to object to any aspect of the Settlement, and to appear at the Settlement Hearing; (iii) due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (iv) satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process, and all other applicable law and rules. The date and time of the Settlement Hearing shall be included in the Summary Notice and Notice when they are distributed.

7. No later than ten (10) business days after the entry of this Preliminary Approval Order (the “Notice Date”), ImmunityBio shall: (i) post the Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of ImmunityBio’s website and maintain the documents there until after the Settlement Hearing; (ii) publish the Summary Notice in Investors Business Daily with a link to the Company’s Investor Relations webpage where the Notice and Stipulation (and exhibits thereto) will be posted and available; and (iii) file with the U.S. Securities and Exchange Commission (the “SEC”) the Notice and Stipulation (and exhibits thereto) as exhibits to a Current Report on Form 8-K.

3

3:24-cv-02014-GPC-VET

[PROPOSED] PRELIMINARY APPROVAL ORDER RE SETTLEMENT

8. ImmunityBio shall pay any and all costs and expenses related to providing notice of the proposed Settlement (“Notice Costs”) regardless of whether the Court declines to approve the Settlement or the Effective Date otherwise fails to occur. In no event shall Plaintiffs, any other ImmunityBio shareholder, the Defendants, or any of their attorneys (including Shareholders’ Counsel) be responsible for any Notice Costs.

9. No later than twenty-one (21) days before the Settlement Hearing, Defendants’ Counsel shall serve on Plaintiffs’ counsel in the Derivative Actions and file with the Court an appropriate declaration with respect to the notices.

10. As set forth in the Notice, any Current ImmunityBio Shareholder who continues to own shares of ImmunityBio common stock through the date of the Settlement Hearing and who objects to the proposed Settlement, the proposed Judgment to be entered in connection with the Settlement, or Shareholders’ Counsel’s application for a Fee and Expense Award, or who otherwise wishes to be heard (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon, or Shareholders’ Counsel’s application for a Fee and Expense Award, unless he, she, or it has, no later than fourteen (14) days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed written objections with the Court and sent by hand or by first class mail, postage pre-paid to Shareholders’ Counsel and the Clerk of Court at the following addresses:

4

3:24-cv-02014-GPC-VET

[PROPOSED] PRELIMINARY APPROVAL ORDER RE SETTLEMENT

Shareholders’ Counsel

Justin A. Kuehn

KUEHN LAW, PLLC

53 Hill Street, Suite 605

Southampton, NY 11968

Telephone: (833) 672-0814

justin@kuehn.law

Clerk of Court

United States District Court

Southern District of California

333 West Broadway, Suite 420

San Diego, CA 92101

11. Any objections must: (i) state whether the Objector intends to appear at the Settlement Hearing; (ii) provide the Objector’s name, legal address, and telephone number; (iii) provide proof of being a Current ImmunityBio Shareholder as of the Record Date and representation that the Objector will continue to own ImmunityBio stock as of the date of the Settlement Hearing; (iv) the dates the Objector acquired ImmunityBio shares and the number of shares held; (v) a detailed statement of the Objector’s specific position with respect to the matters to be hear at the Settlement Hearing, including a statement of each objection being made; and (vi) provide the grounds for each objection or the reason for the Objector’s desire to appear and to be heard. The Parties are authorized to request from any Objector additional information or documentation sufficient to prove his, her, or its holdings of ImmunityBio common stock.

5

3:24-cv-02014-GPC-VET

[PROPOSED] PRELIMINARY APPROVAL ORDER RE SETTLEMENT

12. Any Person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Settlement, Shareholders’ Counsel’s application for a Fee and Expense Award, or any other matter related to the Settlement, in the Action or any other action or proceeding, and will otherwise be bound by the Judgment to be entered and the releases to be given.

13. The Plaintiffs shall file and serve a motion for final approval of the Settlement and any application for a Fee and Expense Award on or before forty-five (45) days prior to the date set herein for the Settlement Hearing. If Defendants respond to Plaintiffs’ final approval motion or the application for a Fee and Expense Award, they shall do so on or before twenty-one (21) days before the Settlement Hearing. If Objectors seek to file objections to the Settlement, they shall do so on or before fourteen (14) days before the Settlement Hearing. Any reply papers in support of the motion for final approval, Fee and Expense Award, or in response to any objections are to be filed with the Court no later than seven (7) days prior to the Settlement Hearing.

14. If the Settlement is approved by the Court following the Settlement Hearing, the Court shall enter the Judgment substantially in the form attached to the Stipulation as Exhibit E.

15. In the event that the Settlement is terminated in its entirety pursuant to the terms of Stipulation or the Effective Date otherwise fails to occur for any reason, the Settlement and the Stipulation shall be canceled and terminated; this Order (except as otherwise provided by the Stipulation) shall become null and void and be without prejudice to the rights of the Parties and Current ImmunityBio Shareholders; and all proceedings in, and parties to, the Action shall revert to their status in this Action before the Stipulation was filed.

6

3:24-cv-02014-GPC-VET

[PROPOSED] PRELIMINARY APPROVAL ORDER RE SETTLEMENT

16. All discovery and other proceedings in this Action (except as may be necessary to carry out the terms and conditions of the proposed Settlement) are hereby stayed and suspended until further order of the Court. Except as provided in the Stipulation, pending final determination of whether the Stipulation should be approved, all parties to the Action are hereby enjoined against instituting, commencing, prosecuting, continuing, or in any way participating in, whether directly, representatively, individually, derivatively on behalf of ImmunityBio, or in any other capacity, any action or other proceeding asserting any Released Claims against the Released Persons, and all Current ImmunityBio Shareholders to the extent they are acting, or purporting to act, derivatively on behalf of ImmunityBio, are hereby enjoined against instituting, commencing, prosecuting, continuing, or in any way participating in any action or other proceeding asserting any Released Claims against the Released Persons.

17. The Court may, for good cause shown, extend any of the deadlines set forth in this Order without further notice to anyone other than the parties to the Action and any Objectors.

Dated:
THE HONORABLE GONZALO P. CURIEL UNITED STATES DISTRICT JUDGE

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3:24-cv-02014-GPC-VET

[PROPOSED] PRELIMINARY APPROVAL ORDER RE SETTLEMENT

EXHIBIT C

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE IMMUNITYBIO, INC. SHAREHOLDER DERIVATIVE LITIGATION

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

Lead Case No.: 3:24-cv-02014-GPC-VET

(Consolidated with

3:25-cv-00416-GPC-VET

3:25-cv-00423-GPC-VET)

Judge: Hon. Gonzalo P. Curiel

Magistrate Judge: Hon. Valerie E. Torres

NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE

ACTIONS, HEARING THEREON, AND RIGHT TO APPEAR

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF IMMUNITYBIO, INC. (“IMMUNITYBIO” OR “THE COMPANY”) AS OF , 2025 (THE “RECORD DATE”).

PLEASE TAKE NOTICE that the above-captioned consolidated derivative action and certain other Derivative Matters are being settled on the terms set forth in a Stipulation and Agreement of Settlement dated May 19, 2025 (the “Stipulation”)1 of the above-captioned consolidated derivative lawsuit and certain other Derivative Matters. Under the terms of the Stipulation, as part of the proposed Settlement, and in consideration of the associated releases set forth herein, Defendants shall cause the Board, within thirty (30) days after the Court enters an Order granting final approval of the Settlement, to adopt, implement, and maintain the corporate governance, oversight, and internal controls reforms set forth in Exhibit A to the Stipulation consistent with the terms and timing set forth therein (the “Reforms”). The Reforms, which are detailed more fully in the Stipulation and Long Form Notice, are intended to address the claims asserted in the Derivative Matters.

[1]

The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation. This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation and its Exhibits, which have been filed with the U.S. District Court for the Southern District of California.

The Parties agree that: (i) the Settlement confers a substantial benefit upon ImmunityBio and its shareholders; and (ii) the Settlement, and each of its terms, is in all respects fair, adequate, reasonable, and in the best interests of ImmunityBio and its shareholders.

Shareholders’ Counsel intends to request approval of attorneys’ fees and reimbursement of expenses in the amount not to exceed $2,500,000, inclusive of requested Service Awards for the Shareholders. Defendants are permitted to respond and/or oppose the Fee and Expense Award application. The amount of attorneys’ fees and expenses will be within the sole discretion of the Court.

IF YOU WERE A RECORD OR BENEFICIAL OWNER OF IMMUNITYBIO COMMON STOCK AS OF      , 2025, PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-REFERENCED LITIGATION.

On      , 2025, at      , the Court will hold the Settlement Hearing either in person at the James M. Carter and Judith N. Keep United States Courthouse, Courtroom 2D, 333 West Broadway, San Diego, California 92101 , or by telephone or videoconference (at the discretion of the Court). At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable, and adequate and thus should be finally approved and whether the above-captioned consolidated derivative action should be dismissed with prejudice pursuant to the Stipulation. The Court also will rule upon Shareholders’ Counsel’s request for approval of attorneys’ fees and reimbursement of expenses and Shareholders’ Service Awards.

Any Current ImmunityBio Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement, Shareholders’ Counsel request for approval of attorneys’ fees and reimbursement of expenses, or the Service Awards, then you must first comply with the following procedures for objecting.

2

Any objections must be presented in writing and must contain the following information:

1.	Notice of intent to appear at the Settlement Hearing;

2.	Your name, legal address, and telephone number;

3.	Proof of being a Current ImmunityBio Shareholder as of the Record Date and representation that you will continue to own ImmunityBio common stock as of the date of the Settlement Hearing;

4.	The date(s) you acquired your ImmunityBio shares and the number of ImmunityBio shares held;

5.	A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and

6.	The grounds for each objection or the reasons for your desire to appear and to be heard.

Any counsel retained by a purported objector for the purpose of asserting an objection must make a notice of appearance on the Court at least fourteen (14) days before the Settlement Hearing. The Court will not consider any objection that does not substantially comply with these requirements. Any written objections must be filed with the Court and sent by hand or by first class mail, postage pre-paid to Shareholders’ Counsel no later than fourteen (14) days prior to the Settlement Hearing at the following address:

Shareholders’ Counsel:	Clerk of the Court:

Justin A. Kuehn	United States District Court
KUEHN LAW, PLLC	Southern District of California
53 Hill Street, Suite 605	333 West Broadway, Suite 420
Southampton, NY 11968	San Diego, CA 92101
Telephone: (833) 672-0814 justin@kuehn.law

The Court will not consider any objection that is not timely filed with the Court and delivered to Shareholders’ Counsel.

Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

3

This Notice summarizes the Parties’ Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. You may inspect the Stipulation and other papers at https://ir.immunityBio.com/.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Shareholders’ Counsel at the address set forth above.

Dated	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA

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EXHIBIT D

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE IMMUNITYBIO, INC. SHAREHOLDER DERIVATIVE LITIGATION

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

Lead Case No.: 3:24-cv-02014-GPC-VET

(Consolidated with

3:25-cv-00416-GPC-VET

3:25-cv-00423-GPC-VET)

Judge: Hon. Gonzalo P. Curiel

Magistrate Judge: Hon. Valerie E. Torres

NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE

MATTERS, HEARING THEREON, AND RIGHT TO APPEAR

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF IMMUNITYBIO, INC. (“IMMUNITYBIO” OR “THE COMPANY”) AS OF , 2025 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

IF YOU HOLD IMMUNITYBIO COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE MATTERS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THE DERIVATIVE MATTERS ARE NOT “CLASS ACTIONS.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. THERE IS NO PROOF OF CLAIM FORM FOR SHAREHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND SHAREHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

Notice is hereby provided to you of the proposed Settlement1 of the above-captioned consolidated derivative action and certain other Derivative Matters. This Notice is provided by order of the U.S. District Court for the Southern District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify current shareholders of the terms of the proposed Settlement of the Derivative Matters.

I.	WHY THIS NOTICE HAS BEEN POSTED AND FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

This notice is intended to notify all ImmunityBio shareholders affected by the settlement of the derivative action styled In re ImmunityBio Inc. Shareholder Derivative Litigation, Lead Case No. 3:24-cv-02014 (S.D. Cal.) (S.D. Cal.) (the “Derivative Action”) and all related Derivative Matters (as defined below) of the Proposed Settlement of Shareholder Derivative Matters, Hearing Thereon, and Right to Appear (the “Notice”). The following Settling Parties (defined herein) through their respective counsel have agreed upon terms to settle the Derivative Matters and have signed the written Stipulation setting forth the terms of the Settlement: (i) plaintiffs Gary Van Luven (“Van Luven”), Angelo Barbieri (“Barbieri”), and Bong Shin (“Shin”) (the “Plaintiffs”) and demand-made shareholders Roland Davies (“Davies”) and Chris Pallas (“Pallas”) (and together with Plaintiffs, the “Shareholders”), derivatively on behalf of ImmunityBio, Inc. (“ImmunityBio” or the “Company”); (ii) nominal defendant ImmunityBio, a Delaware corporation; and (iii) individual defendants Patrick Soon-Shiong, Richard Adcock, Cheryl L. Cohen, Michael D. Blaszyk, John Owen Brennan, Linda Maxwell, Wesley Clark, Christobel Selecky, Barry J. Simon, and David C. Sachs (the “Individual Defendants,” together with ImmunityBio, the “Defendants,” and together with ImmunityBio and the Shareholders, the “Parties”). Subject to the approval of the Court and the terms and conditions expressly provided therein, the Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims.

[1]	The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation and Agreement of Settlement (“Stipulation”) (dated May 19, 2025).

2

On    2025, at    , the Court will hold a hearing (the “Settlement Hearing”). The purpose of the Settlement Hearing is to determine: (i) whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to ImmunityBio and Current ImmunityBio Shareholders, and should be finally approved by the Court; (ii) whether a Judgment as provided in, and attached as Exhibit E to the Stipulation should be entered; (iii) whether to approve Shareholders’ Counsel request for attorneys’ fees and reimbursement of expenses, inclusive of requested Service Awards for Shareholders; and (iv) such other matters as may be necessary or proper in the circumstances.

II.	SUMMARY OF THE LITIGATION

A.	Background

ImmunityBio is a vertically integrated biotechnology company developing next-generation therapies and vaccines that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s lead biologic product, Anktiva, is a novel first-in-class IL-15 agonist antibody-cytokine fusion protein. In May 2023, the Company announced that the FDA had rejected its BLA for Anktiva, not because of any problems with Anktiva’s safety and efficacy, but because of cGMP deficiencies identified during a pre-license inspection of its CMOs. On April 22, 2024, upon the Company’s submission of a second BLA, the FDA approved Anktiva with BCG for the treatment of BCG-unresponsive non-muscle invasive bladder cancer with carcinoma in situ.

The Derivative Matters allege that from March 10, 2021 to May 10, 2023, the Individual Defendants–all of whom are current or former Company officers and/or members of the Company’s Board of Directors (the “Board”)–breached their fiduciary duties to the Company and its shareholders and committed other alleged misconduct by failing to conduct adequate oversight and making or causing the Company to make false and misleading statements that failed to disclose: (1) current Good Manufacturing Practices (“cGMP”) deficiencies at the Company’s

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third-party contract manufacturing organizations (“CMOs”) for Anktiva; (2) that one or more of the Company’s CMOs for Anktiva did in fact suffer from cGMP deficiencies; (3) that the foregoing deficiencies were likely to cause the U.S. Food and Drug Administration (the “FDA”) to reject the Company’s Biologics License Application (“BLA”) for Anktiva; and (4) that the Company overstated the regulatory approval prospects for the Anktiva BLA. The Derivative Matters allege that, as a result of the foregoing, the Company’s stock price declined, precipitating the filing of a related federal securities fraud class action lawsuit captioned In re ImmunityBio, Inc. Securities Litigation, No. 23-cv-01216 (S.D. Cal.) by a class of ImmunityBio investors against the Company and certain of its officers (the “Securities Class Action”).

B.	Procedural History

On February 9, 2024, Davies issued a demand to ImmunityBio to inspect the Company’s books and records pursuant to 8 Del. C. § 220 (“Section 220”) in connection with the alleged misconduct described above. Thereafter, pursuant to a confidentiality agreement, the Company produced non-public, Board-level, internal corporate documents totaling over 600 pages to Davies that were responsive to his Section 220 inspection demand (the “220 Documents”). After reviewing and analyzing the 220 Documents, on September 17, 2024, Davies served the Board with a pre-suit demand under Delaware law requesting that the Board commence an investigation into the wrongdoing described above and alleged in the Derivative Matters, and/or file a lawsuit against the Individual Defendants regarding the same.

On September 24, 2024, Pallas made a substantially similar demand to inspect the Company’s books and records pursuant to Section 220 in connection with the misconduct described above and alleged in the Derivative Matters. Thereafter, pursuant to a confidentiality agreement, the Company produced the 220 Documents to Pallas.

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On October 29, 2024, plaintiff Van Luven filed in the Court a shareholder derivative complaint on behalf of nominal defendant ImmunityBio against the Individual Defendants, asserting claims for violation of the Securities Exchange Act of 1934 (“Exchange Act”), for breach of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law (the “Van Luven Action”). On February 25, 2025, plaintiff Barbieri filed a substantially similar shareholder derivative complaint in the Court on behalf of nominal defendant ImmunityBio against certain of the Individual Defendants for breach of fiduciary duty and unjust enrichment under Delaware law, and for violations of the Exchange Act (the “Barbieri Action”). On February 26, 2025, plaintiff Shin filed a third substantially similar shareholder derivative complaint in the Court on behalf of nominal defendant ImmunityBio against the Individual Defendants asserting claims for violation of the Exchange Act, and for breach of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law (the “Shin Action”). These lawsuits are predicated on the same underlying factual allegations and alleged wrongdoing as the Securities Class Action.

On May 2, 2025, the parties to the Van Luven, Barbieri, and Shin Actions jointly moved to consolidate these actions and to appoint Kuehn Law, PLLC as Lead Counsel for Plaintiffs, which the Court granted that same day.

C.	Settlement Negotiations

The Parties, by and through their undersigned attorneys, engaged in months of good-faith, arm’s-length discussions and negotiations with regard to the possible settlement of the Derivative Matters. On December 27, 2024, following initial discussions, certain of Shareholders’ Counsel sent a detailed settlement demand to Defendants’ Counsel, including numerous proposed corporate governance reforms. On February 14, 2025, Defendants’ Counsel responded to the settlement demand with a detailed counteroffer of proposed corporate governance reforms. Shareholders’ Counsel and Defendants’ Counsel then continued to negotiate a potential settlement, exchanging numerous proposals and information and engaging in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue.

On March 21, 2025, the Parties reached an agreement as to the material terms of the proposed settlement and executed a confidential settlement term sheet (“Term Sheet”). Pursuant to the Term Sheet, the Company will adopt the corporate governance reforms (“Corporate Governance Reforms”) described in Section III (below), that were subsequently approved by the Board on April 4, 2025, subject to the Court’s approval.

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The Parties did not discuss or negotiate the amount or payment of any attorneys’ fees for Shareholders’ Counsel prior to executing the Term Sheet containing the Corporate Governance Reforms. In an attempt to facilitate a negotiation of an attorneys’ fee award, the Parties agreed, and did, participate in a private mediation on April 23, 2025 overseen by Jed Melnick, Esq., the same JAMS mediator who mediated the resolution of the Securities Class Action. The Parties were unable to reach an agreement as to Shareholders’ Counsel’s attorneys’ fees. The Parties have finalized the Stipulation without an attorneys’ fees component. Shareholders’ Counsel will file a fee and expense application to the Court simultaneously with Plaintiffs’ separate motion for final settlement approval, to which Defendants may respond and/or oppose. The Court will determine whether to approve Shareholders’ Counsel’s requested award of attorneys’ fees or some other amount the Court deems appropriate.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is also available for viewing on the Investor Relations page of ImmunityBio’s website at https://ir.immunityBio.com/.

In connection with the Settlement and in consideration of the releases set forth therein, ImmunityBio shall implement the corporate governance reforms, consistent with the terms and timing set forth below and in Exhibit A of the Stipulation and its subparts (the “Reforms”). The Company and its Board acknowledge and agree that the Settlement and Reforms confer substantial and material benefits on the Company and Current ImmunityBio Shareholders, and that the Derivative Matters and Shareholders’ and Shareholders’ Counsel’s efforts were a substantial and material factor in causing ImmunityBio to adopt, implement, and/or maintain the Reforms. Specifically, the Company shall adopt and maintain the below described Reforms for a period of at least four (4) years:

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A.	New Board Member - On or before December 31, 2025, the Board shall refresh itself by appointing one (1) new independent director to the Board.

B.

Enhancements to the Disclosure Committee Charter – Within (30) days of Final Approval of the Settlement, the Board shall amend the Disclosure Committee Charter as set forth in Exhibit A-1 to the Stipulation.

C.

Enhancements to the Audit Committee Charter – Within (30) days of Final Approval of the Settlement, the Board shall amend the Disclosure Committee Charter as set forth in Exhibit A-2 to the Stipulation.

D.

Public Posting of Corporate Governance Guidelines and Board Committee Charters – The Company will continue to post on the Investor Relations/Governance Documents portion of the Company’s public website the Company’s Corporate Governance Guidelines, Code of Global Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Disclosure Committee Charter, Nominating and Corporate Governance Committee Charter, and the Related Party Transaction Committee Charter. If such documents are amended or revised, the Company will post these updated documents on the Investor Relations portion of the Company’s public website within a reasonable time after they have been adopted.

E.

Quarterly Board Discussion Concerning Business Topics Relevant to Allegations in Derivative Matters – Within (30) days of Final Approval of the Settlement, Company management shall ensure that they report to the Board at least quarterly concerning:

1.

The Company’s compliance with FDA regulations, the Company’s compliance with cGMP, and the Company’s CMOs’ compliance with cGMP, identify any material risks relating thereto, and make any recommendations to mitigate any of these identified material risks; and

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2.

Whether the Company’s disclosures comport with the Company’s compliance with FDA regulations, the Company’s compliance with cGMP, and the Company’s CMOs’ compliance with cGMP, and identify material risks relating thereto, and whether the Company’s disclosures require modification.

F.

Annual Legal Department Review and Report on Effectiveness – The Company’s Legal Department will review and report to the Board of Directors at least annually with respect to the effectiveness of the Company’s policies, procedures, and practices related to compliance with FDA regulations.

G.	Employee Training – Within ninety (90) days of Final Approval of the Settlement, the Company shall establish and/or maintain training program(s) that adhere to the following conditions:

1.

The Company’s Human Resources and Legal Departments shall be charged with primary responsibility for developing, implementing, and/or maintaining annual employee training program(s) focused on compliance, internal controls policies and procedures, compliance risk assessment, and complaint reporting and investigation. The Company’s Human Resources and Legal Departments shall be authorized and provided the resources necessary to retain external consultants and vendors as they deem necessary to develop, implement, and/or maintain the training program(s).

2.

The training shall be mandatory, in whole or in part, for Company employees based on their role in the Company as determined by the Company’s Human Resources and Legal Departments. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within ninety (90) days of their appointment or hiring.

3.

Training shall include coverage of risk assessment and compliance, the Company’s Code of Conduct, the Company’s Insider Trading Policy, and all other manuals, policies, rules, or procedures established by the Company concerning legal, ethical, or regulatory standards of conduct applicable to and to be observed in connection with work performed by such employee for the Company.

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4.

The training shall be mandatory for employees involved in (a) preparing the Company’s financial statements; (b) manufacturing the Company’s products; (c) communicating with the FDA; (d) communicating with the Company’s independent external auditor; and (e) and drafting, disseminating or producing the Company’s public statements, in each case as appropriate based on their role in the Company as determined by the Company’s Human Resources and Legal Departments.

IV.	SHAREHOLDERS’ COUNSELS’ FEE AND EXPENSE AWARD AND SHAREHOLDERS’ SERVICE AWARDS

Prior to discussing attorneys’ fees and reimbursement of expenses for Shareholders’ Counsel, the Settling Parties negotiated and agreed upon the Reforms to be adopted as part of the Settlement. Defendants acknowledge that the Settlement confers substantial benefits upon ImmunityBio and Current ImmunityBio Shareholders and, in recognition of those substantial benefits, that Shareholders’ Counsel are entitled to an award of attorneys’ fees and expenses. Shareholders’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses not to exceed $2,500,000 to Shareholders’ Counsel (the “Fee and Expense Award”). Defendants have not and do not agree to a Fee and Expense Award of $2,500,000 or that such an award is appropriate. Defendants are permitted to respond and/or oppose the Fee and Expense Award application. ImmunityBio and its insurers are responsible for the payment of any Fee and Expense Award, and the Parties agree that no other person or entity shall have any responsibility to contribute to or pay the Fee and Expense Award. To date, Shareholders’ Counsel have not received any payments for their efforts on behalf of ImmunityBio shareholders, nor have Shareholders’ Counsel been reimbursed for their out-of-pocket litigation expenses. The Fee and Expense Amount will compensate Shareholders’ Counsel for the substantial benefits achieved in the Derivative Matters, and the risks of undertaking the prosecution of the Derivative Matters on a contingent basis.

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Defendants agree not to oppose reasonable service awards in the amount up to $2,500 to each of the Shareholders to be paid out of the Fee and Expense Amount in recognition of Shareholders’ efforts to achieve the Settlement’s benefits to the Company, subject to Court approval (the “Service Awards”).

V.	REASONS AND BENEFITS OF THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of ImmunityBio, and its shareholders.

A.	Why Did the Shareholders Agree to Settle?

The Shareholders and Shareholders’ Counsel brought the claims in good faith and continue to believe that the claims asserted in the Derivative Matters have merit. However, the Shareholders and Shareholders’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Matters through trial and any subsequent appeal(s). Shareholders and Shareholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. The Shareholders and Shareholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Matters.

Based upon their investigation, Shareholders and Shareholders’ Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Shareholders, Current ImmunityBio Shareholders, and ImmunityBio, and in their best interests, and have agreed to settle the claims raised in the Derivative Matters pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current ImmunityBio Shareholders and ImmunityBio have received or will receive from the Settlement; (b) the attendant risks of continued litigation; and (c) the desirability of permitting the Settlement

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to be consummated. In particular, Shareholders and Shareholders’ Counsel considered the significant litigation risk inherent in shareholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Shareholders believe their claims are meritorious, Shareholders acknowledge that there is a substantial risk that the Derivative Matters may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Shareholders and Shareholders’ Counsel believe that, under the circumstances, they have obtained the best possible relief for ImmunityBio and Current ImmunityBio Shareholders.

B.	Why Did the Defendants Agree to Settle?

Defendants deny any and all allegations of wrongdoing, liability, violations of law, or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged in the Derivative Matters, and maintain that their conduct was at all times proper, in the best interests of ImmunityBio and its shareholders, and in compliance with applicable law. They further deny any breach of fiduciary duties or violation of federal securities laws. The Defendants also deny that ImmunityBio or its shareholders were harmed by any conduct or lack thereof alleged in the Derivative Matters or that could have been alleged therein. The Defendants assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of ImmunityBio and all of its shareholders. Nevertheless, Defendants wish to eliminate the uncertainty, distraction, risk, burden, and expense of further litigation, and to permit the operation of ImmunityBio without further distraction and diversion of its Board and personnel with respect to the Derivative Matters. The Defendants have therefore determined to settle the Derivative Matters on the terms and conditions set forth in this Stipulation solely to put the Released Claims (as defined below) to rest, finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

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VI.	SETTLEMENT HEARING

On     , 2025, at     , the Court will hold the Settlement Hearing either in person at the James M. Carter and Judith N. Keep United States Courthouse, Courtroom 2D, 333 West Broadway, San Diego, California 92101 or by telephone or videoconference (at the discretion of the Court). At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the Derivative Matters should be dismissed with prejudice pursuant to the Stipulation. The Court also will rule upon Shareholders’ Counsel’s request for approval of the Fee and Expense Amount to Shareholders’ Counsel and Shareholders’ Service Awards.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Current ImmunityBio Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement, the Fee and Expense Amount or the Service Award, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT IMMUNITYBIO SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.	Notice of intent to appear at the Settlement Hearing;

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2.	Your name, legal address, and telephone number;

3.	Proof of being a Current ImmunityBio Shareholder as of the Record Date and representation that you will continue to own ImmunityBio common stock as of the date of the Settlement Hearing;

4.	The date(s) you acquired your ImmunityBio shares and the number of ImmunityBio shares held;

5.	A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and

6.	The grounds for each objection or the reasons for your desire to appear and to be heard.

The Court will not consider any objection that does not substantially comply with these requirements. Any counsel retained by a purported objector for the purpose of asserting an objection must make a notice of appearance on the Court by     , 2025, which is fourteen (14) days prior to the Settlement Hearing.

B.	You Must Timely Deliver Written Objections to the Court and to Lead Counsel for Plaintiffs

YOUR WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND SENT BY HAND OR BY FIRST CLASS MAIL, POSTAGE PRE-PAID TO SHAREHOLDERS’ COUNSEL. THE WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND POSTMARKED NO LATER THAN     , 2025, WHICH IS FOURTEEN (14) CALENDAR DAYS PRIOR TO THE SETTLEMENT HEARING to the following address:

Shareholders’ Counsel:	Clerk of the Court:

Justin A. Kuehn	United States District Court
KUEHN LAW, PLLC	Southern District of California
53 Hill Street, Suite 605	333 West Broadway, Suite 420
Southampton, NY 11968	San Diego, CA 92101
Telephone: (833) 672-0814 justin@kuehn.law

The Court will not consider any objection that is not timely filed with the Court and delivered to Shareholders’ Counsel.

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Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Settling Parties’ Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. Although the Settling Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.

You may inspect the Stipulation and other papers at https://ir.immunityBio.com/.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Shareholders’ Counsel at the address set forth above.

X.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of ImmunityBio common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Current ImmunityBio Shareholders have questions or comments about the Settlement, they should follow the procedures listed above.

Dated	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA

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EXHIBIT E

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE IMMUNITYBIO, INC. SHAREHOLDER DERIVATIVE LITIGATION	No. 3:24-cv-02014-GPC-VET (Consolidated with 3:25-cv-00416-GPC-VET 3:25-cv-00423-GPC-VET)
This Document Relates to: ALL ACTIONS	[PROPOSED] FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT Judge: Hon. Gonzalo P. Curiel Magistrate: Hon. Judge Valerie E. Torres

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3:24-cv-02014-GPC-VET

[PROPOSED] FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT

WHEREAS, a consolidated shareholder derivative action is pending in this Court titled In re ImmunityBio, Inc. Shareholder Derivative Litigation, No. 3:24-cv-02014-GPC-VET;

WHEREAS, a Stipulation and Settlement Agreement (the “Stipulation”) was made and entered into as of May 19, 2025, by and among: (i) plaintiffs Gary Van Luven (“Van Luven”), Angelo Barbieri (“Barbieri”), and Bong Shin (“Shin”) (the “Plaintiffs”) and demand-made shareholders Roland Davies (“Davies”) and Chris Pallas (“Pallas”) (and together with Plaintiffs, the “Shareholders”), derivatively on behalf of ImmunityBio, Inc. (“ImmunityBio” or the “Company”); (ii) nominal defendant ImmunityBio, a Delaware corporation; and (iii) individual defendants Patrick Soon-Shiong, Richard Adcock, Cheryl L. Cohen, Michael D. Blaszyk, John Owen Brennan, Linda Maxwell, Wesley Clark, Christobel Selecky, Barry J. Simon, and David C. Sachs (the “Individual Defendants,” together with ImmunityBio, the “Defendants,” and together with ImmunityBio and the Shareholders, the “Parties”);

WHEREAS, by order dated      , 2025 (the “Preliminary Approval Order”), the Court (a) preliminarily approved the Settlement; (b) ordered that notice of the proposed Settlement be provided to ImmunityBio shareholders; (c) provided ImmunityBio shareholders with the opportunity to object to the proposed Settlement and Shareholders’ Counsel’s application for an award of attorneys’ fees and litigation expenses (the “Fee and Expense Award”); and (d) scheduled a hearing regarding final approval of the Settlement;

WHEREAS, the Court conducted a hearing on      , 2025 to consider, among other things, (a) whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to ImmunityBio and its shareholders, and should be approved by the Court; (b) whether a judgment should be entered dismissing the claims in the Action with prejudice; and (c) whether the application by Shareholders’ Counsel for the Fee and Expense Award should be approved; and

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3:24-cv-02014-GPC-VET

FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT

WHEREAS, it appearing that due notice of the terms of the Settlement and the Settlement Hearing has been given in accordance with the Preliminary Approval Order, the Parties having appeared by their respective attorneys of record, the Court having heard and considered the submissions presented in support of the proposed Settlement, the opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Preliminary Approval Order, and the Court having determined that notice of the proposed Settlement was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court;

IT IS HEREBY ORDERED, this     day of         , 202_ that:

1. Unless otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Stipulation and the Preliminary Approval Order.

2. The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement of the Action, as well as personal jurisdiction over all of the Parties and each of the Current ImmunityBio Shareholders, and it is further determined that the Parties and all Current ImmunityBio Shareholders, as well as their transferees, heirs, executors, successors, and assigns, are bound by this Order and Final Judgment (the “Judgment”).

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FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT

3. The Notice has been provided to Current ImmunityBio Shareholders pursuant to and in the manner directed by the Preliminary Approval Order, proof of the Summary Notice and Notice were filed with the Court, and full opportunity to be heard has been offered to all Parties and Current ImmunityBio Shareholders. The Court finds that the form and means of publishing the Summary Notice and Notice were the best practicable under the circumstances and were given in full compliance with the requirements of Rule 23.1 of the Federal Rule of Civil Procedure, the United States Constitution (including the Due Process Clause), and all other applicable law and rules, and that all Current ImmunityBio Shareholders, as well as their transferees, heirs, executors, successors, and assigns, are bound by this Judgment.

4. Based on the record in the Action, each of the provisions of Rule 23.1 of the Federal Rules of Civil Procedure have been satisfied, and the Action has been properly maintained according to the provisions of Rule 23.1.

5. The Court finds that the Settlement is fair, reasonable, adequate, and in the best interests of ImmunityBio and Current ImmunityBio Shareholders.

6. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court fully and finally approves the Settlement in all respects, and the Parties are directed to consummate the Settlement in accordance with the terms of the Stipulation. The Clerk of the Court is directed to enter and docket this Judgment.

7. The Action is hereby dismissed with prejudice as to the Defendants. The foregoing dismissal is without fees or costs, except as otherwise provided in Paragraph 15 below or as otherwise provided in the Stipulation or the Preliminary Approval Order.

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FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT

8. Upon the Effective Date, Shareholders, the Company, the Current ImmunityBio Shareholders, the Defendants, and all of their respective successors-in-interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, shall be deemed to have, and by operation of this Judgment shall have, completely discharged, dismissed with prejudice on the merits, released and settled, to the fullest extent permitted by law, the Released Claims against the Released Persons and shall be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of the Released Claims against any of the Released Persons.

9. As set forth in the Stipulation and Notice, “Released Persons” means ImmunityBio, the Individual Defendants, the Shareholders, and their respective past, present, or future heirs, trusts, trustees, estates, beneficiaries, distributees, agents, employees, fiduciaries, partners, subsidiaries, affiliates, associated entities, stockholders, principals, officers, directors, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, advisors, attorneys, personal or legal representatives, associates and insurers, co-insurers and re-insurers.

10. As set forth in the Stipulation and Notice, “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, direct or derivative, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including known claims and Unknown Claims (as defined in the Stipulation), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the

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FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT

federal courts), that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Matters or in any other court, tribunal, or proceeding (a) by the Shareholders or any other Current ImmunityBio Shareholder directly or derivatively on behalf of ImmunityBio, or by ImmunityBio directly, against any of the Released Persons or (b) by the Released Persons against ImmunityBio or any other Released Person, which, now or hereafter, are based upon, arise out of, or relate to any of the actions or inactions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims, or any other matters related to: (i) the allegations, claims, and events described in the complaints filed in the Derivative Actions; (ii) the allegations, claims, and events described in the Demands; and (iii) the Derivative Actions and the institution, prosecution and settlement thereof; provided, however, “Released Claims” does not include, and neither the Stipulation nor any aspect of the Settlement shall affect claims relating to enforcement of the Settlement, the Stipulation, or any other agreement among any or all of the Parties and relevant insurers in connection with the Settlement. For the avoidance of doubt, Released Claims do not include the derivative claims asserted on behalf of ImmunityBio, Inc. in an unrelated shareholder derivative lawsuit pending in the Delaware Court of Chancery captioned Carlson v. Soon-Shiong, et al., C.A. No. 2024-1185-JTL

11. The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments, modifications, and expansions of the Stipulation that are consistent with this Judgment and the Stipulation and that do not materially limit the rights of the Parties or Current ImmunityBio Shareholders under the Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

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12. Nothing in this Judgment shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

13. Neither this Judgment, nor the Settlement, nor any act or omission in connection therewith shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) the Defendants as to (i) the truth of any fact alleged by Plaintiffs, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs that any of their claims are without merit, that any of the Defendants or Released Persons had meritorious defenses, or that damages or other relief recoverable in the Action would not have exceeded the terms of the Settlement. The Parties or any Released Persons may file the Stipulation and/or this Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

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FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT

14. In the event that the Settlement is terminated or the Effective Date otherwise fails to occur for any other reason, then (i) the Settlement and the Stipulation (other than Section F and Paragraph 3.3 thereof) shall be canceled and terminated; (ii) this Judgment and any related orders entered by the Court in this Action shall in all events be treated as vacated, nunc pro tunc; (iii) the Releases provided under this Judgment and the Stipulation shall be null and void; (iv) to the extent the Fee and Expense Award has been paid, it shall be repaid to the persons and entities (including the insurers) who paid on behalf of the Defendants within ten (10) business days after termination of the Settlement; (v) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (vi) all proceedings in the Action shall revert to their status as of immediately prior to filing of the Stipulation of Settlement; and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal, or used, absent consent from the disclosing Party, for any other purpose or in any other capacity, except to the extent that such materials are otherwise required to be produced during discovery in any other litigation; (vii) the Parties shall jointly petition the Court for a revised schedule for further proceedings; and (viii) the Parties shall proceed in all respects as if the Settlement and the Stipulation (other than Section F and Paragraph 3.3 thereof) had not been entered into by the Parties.

15. Shareholders’ Counsel are awarded attorneys’ fees and expenses in the sum of $        (“Fee and Expense Award”), which the Court finds to be fair and reasonable, to be paid in accordance with the terms of the Stipulation.

16. Shareholders are each awarded a service award (“Service Award”) of $      , in recognition of their participation and efforts in the prosecution of the Action to be awarded from the Fee and Expense Award.

17. No proceedings or Court order with respect to any Fee and Expense Award shall in any way disturb or affect this Judgment (including precluding the Judgment from being Final or otherwise being entitled to preclusive effect), and any such proceedings or Court order shall be considered separate from this Judgment.

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FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT

18. Nothing in this Judgment dismisses or releases any claim by or against any Party arising out of a breach of the Stipulation or violation of this Judgment.

19. Without affecting the finality of this Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration, enforcement, and consummation of the Settlement and this Judgment.

20. There is no just reason to delay the entry of this Judgment as a final judgment in the Action. Accordingly, the Clerk of the Court is expressly directed to immediately enter this final judgment in the Action.

IT IS SO ORDERED.

Dated:
THE HONORABLE GONZALO P. CURIEL UNITED STATES DISTRICT JUDGE

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FINAL JUDGMENT AND ORDER APPROVING DERIVATIVE SETTLEMENT